Exhibit 99.1

FOR IMMEDIATE RELEASE:     March 26, 2008

KEY TECHNOLOGY ANNOUNCES RETIREMENT OF GORDON WICHER,
SR. VICE PRESIDENT GLOBAL OPERATIONS

WALLA WALLA, WA – Key Technology, Inc. (Nasdaq: KTEC) announced today that Gordon Wicher, Sr. Vice President of Global Operations, will retire from the Company effective May 30, 2008.

“Gordon has served Key Technology with energy, wisdom, integrity, and vision for nearly 28 years.  His contributions to the Company’s state-of-the-art operations and financial management have been significant,” stated David M. Camp, President and CEO.  “I am particularly grateful to Gordon for his perspective and judgment during the last two years.  His vision for Key has significantly contributed to the Company’s achievements.”

Joining the Company in 1980, Mr. Wicher has participated in Key Technology’s senior management in the roles of Chief Financial Officer, Vice President of Manufacturing, Vice-President-General Manager of Specialized Conveying Systems, General Manager of Americas and Asia, and most recently as Senior Vice President of Global Operations.  He was among the small group of executives that executed a management buyout of the Company’s predecessor in 1982, forming Key Technology, Inc.  He has served as Secretary of the Company since 1982, and was a director of the Company from 1982 to 2004.

Wicher commented, “I am confident that I am leaving Key with a very seasoned and competent global operations team in place that will continue to effectively drive the growth and profitability of the Company.”

About Key Technology
Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing and industrial markets.  The Company’s products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allow processors to improve quality, increase yield and reduce cost.  Key has manufacturing facilities in Washington, Oregon, and the Netherlands, and worldwide sales and service coverage.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements in this release address future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:
•	adverse economic conditions, particularly in the food processing industry, either globally or regionally, may adversely affect the Company's revenues;
•	competition and advances in technology may adversely affect sales and prices;
•	failure of the Company's new products to compete successfully in either existing or new markets;
•	the limited availability and possible cost fluctuations of materials used in the Company's products could adversely affect the Company's gross profits;
•	the inability of the Company to protect its intellectual property, especially as the Company expands geographically, may adversely affect the Company's competitive advantage; and
•
intellectual property-related litigation expenses and other costs resulting from infringement claims asserted against the Company by third parties may adversely affect the Company’s results of operations and its customer relations.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, particularly Item 1A, "Risk Factors," to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Note:  News releases and other information on Key Technology, Inc. can be accessed at www.key.net.
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CONTACT:	Key Technology, Inc., Walla Walla
David M. Camp, President and Chief Executive Officer – 509-529-2161